EXHIBIT 5.1


                             PILLSBURY WINTHROP LLP
                        650 TOWN CENTER DRIVE, 7th FLOOR
                              COSTA MESA, CA 92626
                               Tel: (714) 436-6800
                               Fax: (714) 436-2800


March 15, 2001


Junum Incorporated
1590 Corporate Drive
Costa Mesa, CA  92626
Attention:  David B. Coulter


         Re:      Registration Statement on Form S-8


Dear Mr. Coulter:

With reference to the Registration Statement on Form S-8 to be filed by Junum Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to 1,200,000 shares of the Company's Common Stock issuable pursuant to the Company's Amended and Restated 2001 Consultant Compensation Plan (the "Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit
5.1 to the Registration Statement.

Very truly yours,


/s/ PILLSBURY WINTHROP LLP

PILLSBURY WINTHROP LLP

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